UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

Rodin Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-221814	81-1144197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street
New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 938-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 7, 2022, at a special meeting of stockholders of the Company at which a quorum was present, the stockholders approved the assignment of the Company’s two investments, consisting of a mezzanine loan and a preferred equity interest, which constitute substantially all of the Company’s assets (the “Asset Assignment”), to Cantor Realty Fund III, L.P. (“CRF”) and a plan that contemplates the complete liquidation and dissolution of the Company following the Asset Assignment (the “Plan of Dissolution”). On December 12, 2022, the Company and CRF consummated the Asset Assignment, which resulted in net cash proceeds to the Company of approximately $15.3 million.

Pursuant to the Plan of Dissolution, the Company intends to distribute to stockholders the net proceeds from the Asset Assignment, along with all other cash on hand after the payment of all liabilities. Stockholders are expected to receive an aggregate of $22.52 for each outstanding share of the Company’s common stock, to be paid on or about December 19, 2022. The Company intends to file articles of dissolution, in accordance with the applicable provision of the Maryland General Corporation Law on or about December 20, 2022.

Item 8.01 Other Events.

On or about December 16, 2022, the Company will send a letter to its stockholders, substantially in the form filed herewith as Exhibit 99.1, together with the Company’s payment of the liquidating distribution.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Information

Attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein are: (i) unaudited pro forma consolidated balance sheet of the Company at September 30, 2022, illustrating effect of the Asset Assignment, as if the Asset Assignment had occurred on such date and (ii) unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 (the “Pro Forma Periods”), which includes certain pro forma adjustments illustrating the estimated effects of the Asset Assignment, as if it had occurred prior to the first day of each of the Pro Forma Periods.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only, does not purport to be indicative of the Company’s financial results as if the Asset Assignment had occurred on the date indicated or been in effect during the Pro Forma Periods, and should be read in conjunction with the Company’s financial statements as filed with the Securities and Exchange Commission on Form 10-Q for the nine months ended September 30, 2022 and on Form 10-K for the year ended December 31, 2021.

(c) Exhibits

Exhibit No. Description

99.1 Letter to Stockholders

99.2 Unaudited pro forma condensed consolidated financial information

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rodin Income Trust, Inc.

Date:	December 16, 2022	By:	/s/ John C. Griffin
Name: John C. Griffin Title: Chief Financial Officer